Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Record Second Quarter Fiscal 2022

Results of Operations

Highlights

▪	Korn Ferry reports record quarterly fee revenue of $639.4 million in Q2 FY’22, an increase of 47% from Q2 FY’21 and a sequential increase of 9% from Q1 FY’22.
▪	Record net income attributable to Korn Ferry of $75.8 million and record diluted and adjusted diluted earnings per share of $1.38 and $1.53 in Q2 FY’22, respectively.
▪	Operating income and Adjusted EBITDA were both all-time highs in Q2 FY’22 at $103.8 million (operating margin of 16.2%) and $134.9 million (Adjusted EBITDA margin of 21.1%), respectively.
▪	Declared a quarterly dividend of $0.12 per share on December 7, 2021, which is payable on January 14, 2022, to stockholders of record on December 21, 2021.

Los Angeles, CA, December 8, 2021 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced record second quarter fee revenue of $639.4 million. In addition, second quarter diluted earnings per share was $1.38 and adjusted diluted earnings per share was $1.53, both an all-time high.

“I am extremely pleased with our results during the fiscal second quarter, as Korn Ferry once again achieved all-time financial performance highs. We generated a record $639 million in fee revenue, up 47% year over year. Our diluted and adjusted diluted earnings per share, at $1.38 and $1.53, respectively and Adjusted EBITDA margin of 21.1% were also record highs,” said Gary D. Burnison, CEO, Korn Ferry.

“Our solid performance over recent quarters speaks to our agility, execution and operational excellence amid a time of great change. The new world of work is all about career nomads, aging demographics, a real war for talent, work from anywhere, anytime and the digitization of everything. Companies are re-imagining their businesses, from strategy to people to culture. This constant state of flux represents opportunity for Korn Ferry and we look forward to continuing to drive performance for clients in the New Year ahead.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$639.4	$435.4	$1,224.8	$779.5
Total revenue	$643.4	$437.8	$1,231.5	$784.7
Operating income	$103.8	$48.2	$205.0	$4.4
Operating margin	16.2%	11.1%	16.7%	0.6%
Net income (loss) attributable to Korn Ferry	$75.8	$27.8	$150.6	$(3.1)
Basic earnings (loss) per share	$1.40	$0.51	$2.78	$(0.06)
Diluted earnings (loss) per share	$1.38	$0.51	$2.75	$(0.06)

Adjusted Results (b):	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$134.9	$66.2	$256.2	$76.8
Adjusted EBITDA margin	21.1%	15.2%	20.9%	9.8%
Adjusted net income attributable to Korn Ferry	$83.9	$29.5	$158.8	$19.3
Adjusted basic earnings per share	$1.55	$0.54	$2.93	$0.35
Adjusted diluted earnings per share	$1.53	$0.54	$2.90	$0.35

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and net restructuring charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Integration/acquisition costs	$1.1	$—	$1.1	$0.7
Impairment of fixed assets	$1.9	$—	$1.9	$—
Impairment of right of use assets	$7.4	$—	$7.4	$—
Restructuring charges, net	$—	$2.4	$—	$29.9

The Company reported record fee revenue in Q2 FY’22 of $639.4 million, an increase of 47% (up 46% on a constant currency basis) compared to Q2 FY’21.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q2 FY’21 was primarily due to the record levels of new business in the quarter driven by the relevance of the Company’s solutions in helping businesses solve their organizational and human capital issues driven by secular changes (i.e., workforce transformation, Diversity, Equity & Inclusion (“DE&I”) and Environmental, Social and Governance (“ESG”)) in today’s business environment. Further, the coronavirus pandemic (“COVID-19”) adversely impacted the Company on a worldwide basis in Q2 FY’21.

Operating margin was 16.2% in Q2 FY’22 compared to 11.1% in the year-ago quarter.  Adjusted EBITDA margin was 21.1%, compared to Adjusted EBITDA margin of 15.2% in the year-ago quarter.  Net income attributable to Korn Ferry was $75.8 million in Q2 FY’22 compared to net income attributable to Korn Ferry of $27.8 million in Q2 FY’21.

The year-over-year improvement in operating margin was due to the increase in fee revenue discussed above, as well as cost savings realized from work being conducted virtually.  Partially offsetting this were increases in compensation and benefits expense, general and administrative expenses and cost of services expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance-related bonus expense due to the increase in fee revenue combined with increases in overall profitability and headcount.  The change in general and administrative expenses was primarily due to integration and acquisition costs incurred in connection with the Lucas Group acquisition and the impairment charges associated with the execution of the Company’s real estate footprint reduction strategy. In addition, the Company incurred higher marketing and business development expenses which contributed to record fee revenue and new business in the quarter, as well as increased legal professional fees.

The year-over-year improvement in Adjusted EBITDA was the result of all of the factors above with the exception of integration and acquisition costs and impairment charges which are adjusted out when calculating the metric.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$164.9	$126.7	$313.4	$226.0
Total revenue	$165.7	$127.1	$314.7	$226.6

Ending number of consultants and execution staff (b)	1,739	1,491	1,739	1,491
Hours worked in thousands (c)	445	399	871	766
Average bill rate (d)	$371	$318	$360	$295

Adjusted Results (e):	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$30.1	$20.2	$56.9	$26.8
Adjusted EBITDA margin	18.2%	15.9%	18.2%	11.8%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)	Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$0.3	$—	$0.3	$—
Impairment of right of use assets	$2.5	$—	$2.5	$—
Restructuring charges, net	$—	$1.1	$—	$13.9

Fee revenue was $164.9 million in Q2 FY’22 compared to $126.7 million in Q2 FY’21, an increase of $38.2 million or 30% (up 29% on a constant currency basis). Growth in Consulting fee revenue continues to be driven by significant client workforce transformation initiatives including DE&I and ESG, delivered through our Organization Strategy, Assessment, and Leadership Development solutions. In addition, Total Rewards offering has increased as clients address compensation and retention issues associated with labor market dislocation and pay governance issues. Further, COVID-19 negatively impacted the Company on a worldwide basis in Q2 FY’21.

Adjusted EBITDA was $30.1 million in Q2 FY’22 with an Adjusted EBITDA margin of 18.2% compared to Adjusted EBITDA of $20.2 million with an associated margin of 15.9%, respectively, in the year-ago quarter. This improvement resulted from the increase in fee revenue outlined above, as well as cost savings realized from work being conducted virtually. These changes were partially offset by increases in both compensation and benefits expense and cost of services expense.  The increase in compensation and benefits expense was driven by higher salaries and related payroll taxes and performance-related bonus expense due to an increase in fee revenue combined with increases in overall profitability and headcount.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to help identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$88.6	$75.0	$169.3	$131.0
Total revenue	$88.7	$75.0	$169.4	$131.1

Ending number of consultants	282	299	282	299
Subscription & License fee revenue	$26.3	$22.7	$50.7	$43.8

Adjusted Results (b):	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$28.6	$23.1	$54.2	$31.0
Adjusted EBITDA margin	32.2%	30.8%	32.0%	23.7%

___________

(a)	Numbers may not total due to rounding.
(b)	Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$0.2	$—	$0.2	$—
Impairment of right of use assets	$1.3	$—	$1.3	$—
Integration/acquisition costs	$—	$—	$—	$0.6
Restructuring charges, net	$—	$0.1	$—	$2.9

Fee revenue was $88.6 million in Q2 FY’22 compared to $75.0 million in Q2 FY’21, an increase of $13.6 million or 18% (up 17% on a constant currency basis).  The increase in fee revenue was primarily due to growth in total rewards offering as companies deal with elevated levels of attrition due to dislocation in the labor markets and professional development around sales effectiveness as companies reassess their commercial models in a post-COVID world.

Adjusted EBITDA was $28.6 million in Q2 FY’22 with an Adjusted EBITDA margin of 32.2% compared to $23.1 million and 30.8%, respectively, in the year-ago quarter.  Contributing to the increase were higher fee revenues as well as cost savings realized from work being conducted virtually. Partially offsetting this were increases in compensation and benefits expense and cost of services expense.  The increase in compensation and benefits expense was driven by higher performance-related bonus expense, salaries and related payroll taxes and commission expense as a result of increased fee revenue.

Selected Executive Search Data(a)

(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$235.5	$148.1	$452.4	$268.2
Total revenue	$236.5	$148.6	$454.1	$269.5

Ending number of consultants	570	512	570	512
Average number of consultants	568	511	547	534
Engagements billed	4,365	3,082	6,631	4,618
New engagements (c)	1,830	1,331	3,575	2,446

Adjusted Results (d):	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$66.1	$28.2	$127.7	$36.3
Adjusted EBITDA margin	28.1%	19.1%	28.2%	13.5%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.
(d)	Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$0.1	$—	$0.1	$—
Impairment of right of use assets	$0.9	$—	$0.9	$—
Restructuring charges, net	$—	$0.9	$—	$10.0

Fee revenue was $235.5 million and $148.1 million in Q2 FY’22 and Q2 FY’21, respectively, a year-over-year increase of $87.4 million or 59% (up 58% on a constant currency basis).  Fee revenue increases were driven by an increase in the number of new search engagements as well as an increase in the average fee revenue per search. These increases were across all regions with the largest increase in North America.

Adjusted EBITDA was $66.1 million in Q2 FY’22 with an Adjusted EBITDA margin of 28.1% compared to Adjusted EBITDA of $28.2 million and Adjusted EBITDA margin of 19.1%, respectively, in the year-ago quarter.  This improvement resulted from the increase in fee revenue discussed above, as well as cost savings realized from work being conducted virtually.  These changes were partially offset by increases in compensation and benefits expense due to an increase in performance-related bonus expense and salaries and related payroll taxes as a result of increased fee revenue combined with increases in overall profitability and headcount. Also partially offsetting the increase in Adjusted EBITDA was an increase in general and administrative expenses due to higher business development and bad debt expense.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Fee revenue	$150.5	$85.7	$289.8	$154.3
Total revenue	$152.5	$87.1	$293.2	$157.5

Engagements billed (b)	1,824	1,173	2,925	1,778
New engagements (c)	1,048	657	2,036	1,221

Adjusted Results (d):	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Adjusted EBITDA	$36.3	$13.8	$70.2	$19.8
Adjusted EBITDA margin	24.1%	16.1%	24.2%	12.8%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’22	FY’21	FY’22	FY’21
Impairment of fixed assets	$1.3	$—	$1.3	$—
Impairment of right of use assets	$2.6	$—	$2.6	$—
Restructuring charges, net	$—	$0.3	$—	$3.1

Fee revenue was $150.5 million in Q2 FY’22, an increase of $64.8 million or 76% (up 74% on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in recruitment process outsourcing (“RPO”) fee revenue of $39.3 million or 69% (67% at constant currency) and an increase in Professional Search fee revenue of $25.5 million or 88% (86% at constant currency). The increase in RPO fee revenue is due to the wider adoption of RPO services in the market in combination with our differentiate solution, while Professional Search fee revenue increased due to an increase in both the number of engagements billed and the weighted-average fee billed per engagement.

Adjusted EBITDA was $36.3 million in Q2 FY’22 with an Adjusted EBITDA margin of 24.1% in Q2 FY’22 compared to $13.8 million and 16.1%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above, as well as cost savings realized from work being conducted virtually. Partially offsetting this were increases in compensation and benefits expense and cost of services expense.  The increase in compensation and benefits was driven by higher salaries and related payroll taxes, the use of outside contractors and performance-related bonus expense as a result of increased fee revenue combined with increases in overall profitability and headcount.

Outlook

Assuming no new major pandemic lockdowns (including emerging variants), and worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q3 FY’22 fee revenue is expected to be in the range of $640 million and $660 million; and
▪	Q3 FY’22 diluted earnings per share is expected to range between $1.38 to $1.56.

On a consolidated adjusted basis:

▪	Q3 FY’22 adjusted diluted earnings per share is expected to be in the range from $1.42 to $1.58.

	Q3 FY’22 Earnings Per Share Outlook (1)
	Low	High

Consolidated diluted earnings per share	$1.38	$1.56
Integration/acquisition costs	0.05	0.04
Tax rate impact	(0.01)	(0.02)
Consolidated adjusted diluted earnings per share	$1.42	$1.58

________

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services, the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, and the potential opportunities for our business as a result of worldwide changes in how companies conduct business as a result of COVID-19.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of COVID-19 and any future pandemic or similar outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, the withdrawal of the United Kingdom from the European Union, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges net of income tax effect;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business as well as cost incurred to acquire an RPO & Professional Search business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices and 4) charges we incurred to restructure the Company as a result of COVID-19. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(unaudited)
Fee revenue	$639,443	$435,439	$1,224,838	$779,536
Reimbursed out-of-pocket engagement expenses	3,955	2,350	6,658	5,136
Total revenue	643,398	437,789	1,231,496	784,672

Compensation and benefits	431,640	307,185	827,876	591,197
General and administrative expenses	64,065	46,476	114,332	93,565
Reimbursed expenses	3,955	2,350	6,658	5,136
Cost of services	24,329	15,901	46,322	30,170
Depreciation and amortization	15,633	15,298	31,277	30,333
Restructuring charges, net	-	2,407	-	29,894
Total operating expenses	539,622	389,617	1,026,465	780,295

Operating income	103,776	48,172	205,031	4,377
Other income, net	5,066	277	9,513	11,439
Interest expense, net	(6,365)	(7,494)	(11,791)	(14,388)
Income before provision for income taxes	102,477	40,955	202,753	1,428
Income tax provision	26,145	12,877	50,024	4,205
Net income (loss)	76,332	28,078	152,729	(2,777)
Net income attributable to noncontrolling interest	(560)	(300)	(2,134)	(278)
Net income (loss) attributable to Korn Ferry	$75,772	$27,778	$150,595	$(3,055)

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$1.40	$0.51	$2.78	$(0.06)
Diluted	$1.38	$0.51	$2.75	$(0.06)

Weighted-average common shares outstanding:
Basic	53,114	53,229	52,937	53,246
Diluted	53,568	53,390	53,494	53,246

Cash dividends declared per share:	$0.12	$0.10	$0.24	$0.20

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2021	2020	% Change	2021	2020	% Change

Fee revenue:
Consulting	$164,893	$126,685	30.2%	$313,371	$226,003	38.7%
Digital	88,639	75,043	18.1%	169,310	131,016	29.2%
Executive Search:
North America	158,197	91,168	73.5%	296,875	160,483	85.0%
EMEA	42,434	31,629	34.2%	85,181	61,710	38.0%
Asia Pacific	28,257	20,807	35.8%	56,960	38,059	49.7%
Latin America	6,571	4,456	47.5%	13,347	7,951	67.9%
Total Executive Search (a)	235,459	148,060	59.0%	452,363	268,203	68.7%
RPO and Professional Search	150,452	85,651	75.7%	289,794	154,314	87.8%
Total fee revenue	639,443	435,439	46.9%	1,224,838	779,536	57.1%
Reimbursed out-of-pocket engagement expenses	3,955	2,350	68.3%	6,658	5,136	29.6%
Total revenue	$643,398	$437,789	47.0%	$1,231,496	$784,672	56.9%

(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	April 30,
	2021	2021
	(unaudited)
ASSETS
Cash and cash equivalents	$725,391	$850,778
Marketable securities	77,496	63,667
Receivables due from clients, net of allowance for doubtful accounts of $33,488 and $29,324 at October 31, 2021 and April 30, 2021, respectively	608,141	448,733
Income taxes and other receivables	37,515	40,024
Unearned compensation	63,639	53,206
Prepaid expenses and other assets	37,054	30,724
Total current assets	1,549,236	1,487,132

Marketable securities, non-current	194,047	182,692
Property and equipment, net	126,500	131,778
Operating lease right-of-use assets, net	149,180	174,121
Cash surrender value of company-owned life insurance policies, net of loans	164,772	161,295
Deferred income taxes	68,041	73,106
Goodwill	624,899	626,669
Intangible assets, net	83,326	92,949
Unearned compensation, non-current	136,878	102,356
Investments and other assets	20,609	24,428
Total assets	$3,117,488	$3,056,526

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$41,800	$44,993
Income taxes payable	21,209	23,041
Compensation and benefits payable	315,095	394,606
Operating lease liability, current	49,836	47,986
Other accrued liabilities	269,129	239,444
Total current liabilities	697,069	750,070

Deferred compensation and other retirement plans	376,199	346,455
Operating lease liability, non-current	132,645	155,998
Long-term debt	395,132	394,794
Deferred tax liabilities	1,996	3,832
Other liabilities	30,558	36,602
Total liabilities	1,633,599	1,687,751

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 75,408 and 74,915 shares issued and 54,466 and 54,008 shares outstanding at October 31, 2021 and April 30, 2021, respectively	574,058	583,260
Retained earnings	971,995	834,949
Accumulated other comprehensive loss, net	(66,530)	(51,820)
Total Korn Ferry stockholders' equity	1,479,523	1,366,389
Noncontrolling interest	4,366	2,386
Total stockholders' equity	1,483,889	1,368,775
Total liabilities and stockholders' equity	$3,117,488	$3,056,526

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended		Six Months Ended
		October 31,		October 31,
		2021	2020	2021	2020

	Net income (loss) attributable to Korn Ferry	$75,772	$27,778	$150,595	$(3,055)
	Net income attributable to non-controlling interest	560	300	2,134	278
	Net income (loss)	76,332	28,078	152,729	(2,777)
	Income tax provision	26,145	12,877	50,024	4,205
	Income before provision for income taxes	102,477	40,955	202,753	1,428
	Other income, net	(5,066)	(277)	(9,513)	(11,439)
	Interest expense, net	6,365	7,494	11,791	14,388
	Operating income	103,776	48,172	205,031	4,377
	Depreciation and amortization	15,633	15,298	31,277	30,333
	Other income, net	5,066	277	9,513	11,439
	Integration/acquisition costs (1)	1,084	-	1,084	737
	Impairment of fixed assets (2)	1,915	-	1,915	-
	Impairment of right of use assets (3)	7,392	-	7,392	-
	Restructuring charges, net (4)	-	2,407	-	29,894
	Adjusted EBITDA	$134,866	$66,154	$256,212	$76,780

	Operating margin	16.2%	11.1%	16.7%	0.6%
	Depreciation and amortization	2.4%	3.4%	2.6%	3.9%
	Other income, net	0.8%	0.1%	0.8%	1.4%
	Integration/acquisition costs (1)	0.2%	-	0.1%	0.1%
	Impairment of fixed assets (2)	0.3%	-	0.1%	-
	Impairment of right of use assets (3)	1.2%	-	0.6%	-
	Restructuring charges, net (4)	-	0.6%	-	3.8%
	Adjusted EBITDA margin	21.1%	15.2%	20.9%	9.8%

	Net income (loss) attributable to Korn Ferry	$75,772	$27,778	$150,595	$(3,055)
	Integration/acquisition costs (1)	1,084	-	1,084	737
	Impairment of fixed assets (2)	1,915	-	1,915	-
	Impairment of right of use assets (3)	7,392	-	7,392	-
	Restructuring charges, net (4)	-	2,407	-	29,894
	Tax effect on the adjusted items (5)	(2,228)	(717)	(2,228)	(8,321)
	Adjusted net income attributable to Korn Ferry	$83,935	$29,468	$158,758	$19,255

	Basic earnings (loss) per common share	$1.40	$0.51	$2.78	$(0.06)
	Integration/acquisition costs (1)	0.02	-	0.02	0.01
	Impairment of fixed assets (2)	0.04	-	0.04	-
	Impairment of right of use assets (3)	0.14	-	0.14	-
	Restructuring charges, net (4)	-	0.04	-	0.56
	Tax effect on the adjusted items (5)	(0.05)	(0.01)	(0.05)	(0.16)
	Adjusted basic earnings per share	$1.55	$0.54	$2.93	$0.35

	Diluted earnings (loss) per common share	$1.38	$0.51	$2.75	$(0.06)
	Integration/acquisition costs (1)	0.02	-	0.02	0.01
	Impairment of fixed assets (2)	0.04	-	0.04	-
	Impairment of right of use assets (3)	0.14	-	0.14	-
	Restructuring charges, net (4)	-	0.04	-	0.56
	Tax effect on the adjusted items (5)	(0.05)	(0.01)	(0.05)	(0.16)
	Adjusted diluted earnings per share	$1.53	$0.54	$2.90	$0.35

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Costs associated with impairment of fixed assets (i.e., leasehold improvements) due to terminating and subleasing some of our office leases.
(3)	Costs associated with impairment of right-of-use assets due to terminating and subleasing some of our office leases.
(4)	Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions because of COVID-19.
(5)	Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$164,893	$88,639	$158,197	$42,434	$28,257	$6,571	$235,459	$150,452	$-	$639,443
Total revenue	$165,732	$88,712	$159,082	$42,571	$28,267	$6,572	$236,492	$152,462	$-	$643,398

Net income attributable to Korn Ferry										$75,772
Net income attributable to noncontrolling interest										560
Other income, net										(5,066)
Interest expense, net										6,365
Income tax provision										26,145
Operating income										103,776
Depreciation and amortization										15,633
Other income, net										5,066
Integration/acquisition costs										1,084
Impairment of fixed assets										1,915
Impairment of right of use assets										7,392
Adjusted EBITDA	$30,061	$28,556	$48,907	$7,663	$8,201	$1,366	$66,137	$36,258	$(26,146)	$134,866
Adjusted EBITDA margin	18.2%	32.2%	30.9%	18.1%	29.0%	20.8%	28.1%	24.1%		21.1%

	Three Months Ended October 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$126,685	$75,043	$91,168	$31,629	$20,807	$4,456	$148,060	$85,651	$-	$435,439
Total revenue	$127,051	$75,038	$91,609	$31,714	$20,820	$4,456	$148,599	$87,101	$-	$437,789

Net income attributable to Korn Ferry										$27,778
Net income attributable to noncontrolling interest										300
Other income, net										(277)
Interest expense, net										7,494
Income tax provision										12,877
Operating income										48,172
Depreciation and amortization										15,298
Other income, net										277
Restructuring charges, net										2,407
Adjusted EBITDA	$20,163	$23,084	$21,186	$2,817	$3,641	$584	$28,228	$13,799	$(19,120)	$66,154
Adjusted EBITDA margin	15.9%	30.8%	23.2%	8.9%	17.5%	13.1%	19.1%	16.1%		15.2%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) AND

OPERATING INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2021
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$313,371	$169,310	$296,875	$85,181	$56,960	$13,347	$452,363	$289,794	$-	$1,224,838
Total revenue	$314,739	$169,393	$298,382	$85,414	$56,999	$13,351	$454,146	$293,218	$-	$1,231,496

Net income attributable to Korn Ferry										$150,595
Net income attributable to noncontrolling interest										2,134
Other income, net										(9,513)
Interest expense, net										11,791
Income tax provision										50,024
Operating income										205,031
Depreciation and amortization										31,277
Other income, net										9,513
Integration/acquisition costs										1,084
Impairment of fixed assets										1,915
Impairment of right of use assets										7,392
Adjusted EBITDA	$56,902	$54,188	$92,237	$15,248	$16,521	$3,720	$127,726	$70,225	$(52,829)	$256,212
Adjusted EBITDA margin	18.2%	32.0%	31.1%	17.9%	29.0%	27.9%	28.2%	24.2%		20.9%

	Six Months Ended October 31, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$226,003	$131,016	$160,483	$61,710	$38,059	$7,951	$268,203	$154,314	$-	$779,536
Total revenue	$226,641	$131,060	$161,465	$61,909	$38,160	$7,951	$269,485	$157,486	$-	$784,672

Net loss attributable to Korn Ferry										$(3,055)
Net income attributable to noncontrolling interest										278
Other income, net										(11,439)
Interest expense, net										14,388
Income tax provision										4,205
Operating income										4,377
Depreciation and amortization										30,333
Other income, net										11,439
Integration/acquisition costs										737
Restructuring charges, net										29,894
Adjusted EBITDA	$26,767	$31,027	$26,498	$4,527	$5,235	$22	$36,282	$19,823	$(37,119)	$76,780
Adjusted EBITDA margin	11.8%	23.7%	16.5%	7.3%	13.8%	0.3%	13.5%	12.8%		9.8%